                                                             Exhibit 99 (4) (x)

                             SUB-ADVISORY AGREEMENT

     Agreement made as of July 31, 2006 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. ("UBS GLOBAL Americas"), a Delaware corporation, and GARTMORE GLOBAL PARTNERS ("Sub-Adviser"), a Delaware general partnership (the "Agreement").

                                    RECITALS

     (1) UBS GLOBAL Americas has entered into a Management Agreement dated April 1, 2006 ("Management Agreement") with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust ("Trust")), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to UBS PACE INTERNATIONAL EMERGING MARKETS EQUITY INVESTMENTS ("Portfolio");

     (2) UBS GLOBAL Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS GLOBAL Americas and the Portfolio;

     (3) UBS GLOBAL Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS GLOBAL Americas and the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS GLOBAL Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS GLOBAL Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Advisor will perform the services contemplated by this Agreement as agent only, not as principal.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and review by UBS GLOBAL Americas, and any written guidelines adopted by the Board or UBS GLOBAL Americas, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment and has authority to instruct the custodian of the Portfolio accordingly. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be entitled to instruct the custodian on voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code"). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement"). UBS GLOBAL Americas will provide Sub-Advisor with reasonable advance notice of any changes in the Portfolio's investment objectives, policies and restrictions as stated in the Prospectus.

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser ("Other Sub-Adviser") for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including
(i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will seek best execution for the Portfolio as such principle exists under U.S. law and under the rules of the Financial Services Authority ("FSA"); provided that, on behalf of the Portfolio, and subject to any higher standard required under the rules of FSA the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS GLOBAL Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Subject to such polices as the Trustee may determine, or as may be mutually agreed to by UBS GLOBAL Americas and the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker that provides brokerage and research services (within the meaning of Section 28e of the Securities Exchange Act of 1934 and within the Rules on Soft Commissions applicable to such arrangements established by FSA). The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS GLOBAL Americas recognizes that in some cases the aggregation of orders and this procedure of allocation may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Adviser's obligations to seek best execution, UBS GLOBAL Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Series and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the

"Affiliated Broker-Dealers") so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Adviser's Form ADV Registration Statement on file with the Securities and Exchange Commission ("Form ADV")) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS GLOBAL Americas, the Series or the Trust.

     UBS GLOBAL Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the "Cross Transactions") on behalf of the Series and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Series or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Series or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Series and the Trust and its clients generally. UBS GLOBAL Americas, the Series and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Subject to any other written instructions of the Trust or UBS GLOBAL Americas, the Sub-Adviser is hereby appointed the agent for UBS GLOBAL Americas and the Trust and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers and counterparties and other persons in connection with its management of the segment.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(ii)(3), (5), (6), (7), (9) and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS GLOBAL Americas with such periodic and special reports as the Board or UBS GLOBAL Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS GLOBAL Americas, the Sub-Adviser will provide the Board and UBS GLOBAL Americas with quarterly reports setting forth the investment strategy and performance and changes in composition of the Portfolio or Segment and make available to the Board and UBS GLOBAL Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers. The Sub-Adviser adheres to AIMR/GIPS standards and requirements in respect of performance measurement calculation.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to provide information which may assist UBS GLOBAL Americas in determining a fair value for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trust's Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS GLOBAL Americas; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS GLOBAL Americas agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS GLOBAL Americas, any and all relevant Trust procedures and Policies and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS GLOBAL Americas (other than UBS Financial Services Inc. and UBS GLOBAL Americas itself).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities commodities and other investments (including brokerage commissions, taxes and other transaction charges, if any) purchased for the Portfolio. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS GLOBAL Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS GLOBAL Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.50% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS GLOBAL Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In addition, the Sub-Adviser shall not be liable for the non-performance or partial performance of any obligations under this Agreement (nor for any losses arising as a result) by reason of any cause beyond the Sub-Adviser's reasonable control. UBS GLOBAL Americas shall indemnify the Sub-Adviser for any liability and expenses, including reasonable attorneys' fees which may be sustained as a result of UBS GLOBAL Americas's willful misfeasance, bad faith or gross negligence, on its part in the performance of its duties or from reckless disregard of its obligations under the Agreement or under law.

     (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of the custodian of the Portfolio or any other sub-adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolio's investments, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate "regulated investment company" under the Code. UBS GLOBAL Americas acknowledges and agrees that the Registration statement will at all times be in compliance with all disclosure requirements under all federal and state laws and regulations relative to the Trust or the Portfolio, including, without limitation the 1940 Act.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER AND UBS GLOBAL AMERICAS.

The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS GLOBAL Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS GLOBAL Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within thirty days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS GLOBAL Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS GLOBAL Americas, the Sub-Adviser shall permit UBS GLOBAL Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-I and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided UBS GLOBAL Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission ("SEC"), and promptly will furnish a copy of all amendments to UBS GLOBAL Americas at least annually.

     (d) The Sub-Adviser will notify UBS GLOBAL Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) UBS GLOBAL Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

UBS GLOBAL Americas represents, warrants and agrees as follows:

     (a) it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of Delaware;

     (b) it has legal capacity and authority to enter into this Agreement, that this Agreement is duly executed, and that the terms of this Agreement are legal, valid and binding obligations on it which are enforceable against it and do not constitute a breach of any obligation by which it is bound whether by contract, operation of law or otherwise; and

     (c) the Portfolio is and will continue, until the Sub-Adviser's appointment is terminated, to be property which UBS GLOBAL Americas is empowered to deal with, and to the best of UBS GLOBAL Americas's knowledge is free from any lien, charge or other encumbrance or security interest and UBS GLOBAL Americas undertakes that it will not, dispose of, encumber or otherwise deal with the Segment of the Portfolio managed by the Sub-Adviser nor permit any other person so to do.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the consummation of the anticipated transaction involving a change in control of the Sub-Advisor resulting in the automatic termination of the prior agreement between the parties hereto, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities, unless UBS GLOBAL Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolio's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS GLOBAL Americas: (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS GLOBAL Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to UBS GLOBAL Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio. UBS GLOBAL Americas will notify the Sub-Adviser immediately of the termination of the Management Agreement.

     The termination of this Agreement shall not affect liabilities or obligations incurred or arising from past or ongoing transactions initiated under this Agreement prior to such termination. Upon termination, it is UBS GLOBAL Americas' responsibility to monitor the securities in the Portfolio, and the Sub-Adviser will have no further obligation to act or advise with respect to those assets except that termination will be without prejudice to the completion of transactions already initiated.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS GLOBAL Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS GLOBAL Americas will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Donald J. Pepin, Jr.

     14. RISK ACKNOWLEDGEMENT. The Sub-Adviser does not guarantee the future performance of the Portfolio or Segment or any specific level of performance, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Adviser's overall management of the Portfolio or Segment.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        UBS GLOBAL ASSET
                                        MANAGEMENT (AMERICAS) INC.
                                        51 West 52nd Street
                                        New York, NY 10019

Attest:


By: /s/ Eric Sanders                    By: /s/ Keith A. Weller
    ---------------------------------       ------------------------------------
    Name: Eric Sanders                      Name: Keith A. Weller
    Title: Director and Associate           Title: Executive Director &
           General Counsel                         Sr. Associate General Counsel


                                        GARTMORE GLOBAL PARTNERS
                                        1200 River Road
                                        Conshohocken, PA  19428

Attest:


By: /s/ Kevin S. Crosselet              By: /s/ Jeffrey S. Meyer
    ---------------------------------       ------------------------------------
    Name: Kevin S. Crosselet                Name: Jeffrey S. Meyer
    Title: EVP & General Counsel            Title: President & CEO